Exhibit 99.1

State Street to Acquire Investors Financial Services Corporation

Acquisition Enhances State Street's Leadership in Global Asset Servicing and Leading Position in High-Growth Mutual Fund, Hedge Fund and Offshore Fund Servicing Highlights Boston's Significance as a Key Hub for Investment Servicing

BOSTON, Feb 05, 2007 (BUSINESS WIRE) -- State Street Corporation (NYSE: STT), the world's leading provider of financial services to institutional investors, announced today that it has signed a definitive agreement to acquire Investors Financial Services Corporation (NASDAQ: IFIN) in a stock transaction valued at approximately $4.5 billion. Each company's Board of Directors has approved the agreement. Upon closing of the transaction, State Street will enhance its position as a worldwide service provider of fund accounting to the mutual fund industry and its clear leadership in servicing for hedge and offshore funds.

State Street is acquiring a 17-year-old Boston-based company that, like itself, focuses exclusively on meeting the needs of institutional investors. Investors Financial Services Corporation provides customers with a range of investment services including mutual fund, offshore and hedge fund servicing, custody, securities finance, cash management, foreign exchange and transition management for $2.2 trillion in assets. Investors Financial Services Corporation's total revenue has risen at a compound annual growth rate of 18 percent over the past three years, with fee revenue up at a rate of 24 percent over the same period.

In the transaction, Investors Financial Services Corporation shareholders will receive 0.906 shares of State Street common stock for each share of Investors Financial Services Corporation common stock, based upon the closing price of State Street common stock on February 2, 2007. Approximately 62 million State Street common shares will be issued in the transaction. The transaction is expected to be dilutive to State Street's operating earnings in 2007, neutral to earnings in 2008 on an operating basis, accretive to earnings in 2008 on a cash basis and accretive to operating earnings in 2009, based on anticipated pre-tax cost savings of approximately $345-$365 million during the first two years following closing. The anticipated savings will result primarily from technology, staffing and real estate consolidations. State Street also expects pre-tax restructuring charges of $625-$675 million. The transaction, which is subject to customary conditions, including regulatory and Investors Financial Services Corporation's stockholders approval, is expected to close by the third quarter of 2007.

"Investors Financial Services Corporation and State Street already share a similar focus, service model and customer type, which makes for a seamless and swift consolidation," said Ronald E. Logue, chairman and chief executive officer of State Street. "Based on our strong track record of managing large transitions and meeting our goals, we are confident that this acquisition will deliver considerable value to our shareholders, customers and employees. This acquisition by State Street, with more than 200 years of history in Boston, also ensures the city's continued significance as a major global hub for investment servicing."

"State Street and Investors Financial Services Corporation have for decades invested resources and talent into expanding capabilities beyond basic custody to focus on key value-added services for customers," said Joseph (Jay) L. Hooley, vice chairman and head of global investment servicing and investment research and trading at State Street. "We will continue to build on this strong focus, create additional capacity for continued growth as well as expand our global customer base, which will provide further opportunities to cross-sell more products and services."

Once the transaction has closed, State Street will have more than $14 trillion in assets under custody including $3.5 trillion in mutual fund assets under administration. With more than $10 trillion in assets under management, the mutual fund industry grew by 15.5 percent in 2006(1). State Street will also become the leading investment service provider to the offshore and hedge fund industries and gain capabilities for servicing the growing private equity fund market. Offshore funds have more than $2.7 trillion in assets under administration domiciled in Ireland, Luxembourg and Jersey and the industry has grown at a CAGR of 29 percent over the last three years(2). Upon closing of the transaction, State Street will provide services for $298 billion of these assets. The hedge fund industry has $1.4 trillion in assets worldwide and its growth is expected to continue at a rate of 15-20 percent per year(3). Upon close of the transaction, State Street will service more than $340 billion in hedge fund assets.

"We're thrilled to have entered into this agreement with State Street," said Kevin J. Sheehan, chairman and chief executive officer of Investors Financial Services Corporation. "This represents a significant milestone for our company. We are delivering tremendous value to shareholders through this transaction, as we have done since becoming a public company in 1995. With State Street's resources and global capabilities, our clients now have an investment servicing partner that is unmatched in the industry."

INVESTOR CONFERENCE CALL

State Street will webcast an investor conference call today with supporting slides, Monday, February 5, 2007, at 9:00 a.m. EST, available at www.statestreet.com/stockholder. The conference call will also be available via telephone, at +1 719-457-2625 (confirmation code 4764900). Recorded replays of the conference call will be available on the website, and by telephone at +1 402-220-4230, beginning at 2:00 p.m. today. This press release and additional financial information is available on State Street's website, at www.statestreet.com/stockholder, under "Financial Reports."

MEDIA CONFERENCE CALL

State Street will host a conference call for global media at 10:00 a.m. EST today, Monday, February 5, 2007. The call will be available at +1-913-312-1292 (confirmation code 3126417). Recorded replays of the conference call will be available at +1-719-457-0820 passcode 3126417 beginning at 2:00 p.m. today.

Footnotes:

(1) Source Investment Company Institute; 2006 Mutual Fund Service Guide

(2) Source Lipper Fitzrovia

(3) Source Seventh HFM Week Hedge Fund Administrator Survey, May 2006; Grail Partners

About State Street Corporation:

State Street Corporation (NYSE: STT) is the world's leading specialist in providing institutional investors with investment servicing, investment management and investment research and trading services. With US$11.9 trillion in assets under custody and US$1.7 trillion in assets under management as of December 31, 2006, State Street operates in 26 countries and more than 100 geographic markets worldwide. For more information, visit State Street's website at www.statestreet.com.

About Investors Financial Services Corporation:

Investors Financial Services Corporation provides services for a variety of financial asset managers including fund complexes, investment advisors, hedge funds, banks and insurance companies. The Company's wholly-owned subsidiary, Investors Bank & Trust Company, provides core services including global custody, multicurrency accounting, fund administration and middle office outsourcing as well as value-added services including foreign exchange, cash management, securities lending and investment advisory services. Offices are located in the United States, Canada, Cayman Islands, Ireland, the United Kingdom and Luxembourg. Visit Investors Financial Services Corporation on the web at www.ibtco.com.

This press release contains forward-looking statements as defined by the Private Securities Reform Act of 1995, including statements about the financial outlook and business environment. Those statements are based on current assumptions, forecasts and expectations and involve a number of risks and uncertainties, which could cause actual outcomes and results to differ materially from those results. These risks and uncertainties include the ability to obtain regulatory and Investors Financial Services Corporation ("IFIN") shareholder approval, the risk that businesses will not be integrated successfully, or will take longer than anticipated, that expected cost savings will not be achieved or unexpected costs will be incurred, that customer retention goals will not be met, that disruptions from the transaction will harm relationships with customers, employees and regulators, the pace at which State Street adds new clients or at which existing clients use additional services, the value of global and regional financial markets, the pace of cross-border investment activity, changes in interest rates, the pace of worldwide economic growth and rates of inflation, the extent of volatility in currency markets, consolidations among clients and competitors, State Street's business mix, the dynamics of markets State Street serves, and State Street's success at integrating and converting acquisitions into its business. Other important factors that could cause actual results to differ materially from those indicated by any forward-looking statements, are set forth in State Street's 2005 annual report on Form 10-K, particularly in Item 1A, "Risk Factors," and State Street's subsequent SEC filings which should be read before making any investment decision. The forward-looking statements contained in this press release speak only as of the date hereof, February 5, 2007, and State Street will not undertake efforts to revise those forward-looking statements to reflect events after this date.

State Street intends to file with the SEC a registration statement that will include the proxy statement/prospectus of IFIN and other relevant documents to be mailed to security holders in connection with the proposed transaction. WE URGE INVESTORS TO READ THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT STATE STREET, IFIN AND THE PROPOSED TRANSACTION. A definitive proxy statement will be sent to security holders of IFIN seeking approval of the proposed transaction. Investors will be able to obtain these materials (when they are available) and other documents filed with the SEC free of charge at the SEC's website, www.sec.gov. In addition, a copy of the proxy statement/prospectus (when it becomes available) may be obtained free of charge by directing a request to State Street Corporation, One Lincoln Street, Boston, MA 02110, Attention: Office of the General Counsel; or by directing a request to Investors Financial Services Corporation, 200 Clarendon Street, Boston, MA 02116, Attention: Office of the General Counsel.

This document is not a solicitation of a proxy from any security holder of IFIN or an offer to sell or the solicitation of an offer to buy any securities, nor shall there by any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

IFIN, its directors and executive officers and certain other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding IFIN's directors and executive officers is available in the proxy statement filed with the SEC by IFIN on March 10, 2006. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

SOURCE: State Street Corporation

State Street Corporation
Media Contacts:
Hannah Grove, 617-664-3377
or Carolyn Cichon, 617-664-8672
or
Investors and Analysts:
Kelley MacDonald, 617-664-2888

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